FOURTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This fourth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) novated as of September 30, 2021, by and between Investment Managers Series Trust II (“Trust”) and IMST Distributors, LLC (“Foreside”) is entered into as of July 20, 2022 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect an updated funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects an updated funds list.

3.	Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

INVESTMENT MANAGERS SERIES TRUST II IMST DISTRIBUTORS, LLC

By:	/s/ Rita Dam	By:	/s/ Teresa Cowan
	Rita Dam, Treasurer		Teresa Cowan, President

Date:	July 20, 2022	Date:	July 26, 2022

EXHIBIT A

Fund	Effective Date
AXS Astoria Inflation Sensitive ETF	December 30, 2021
AXS Change Finance ESG ETF	March 19, 2022
AXS 2x Innovation ETF	April 4, 2022
AXS Short China Internet ETF	April 4, 2022
AXS De-SPAC ETF	April 21, 2022
AXS First Priority CLO Bond ETF	April 21, 2022
AXS FOMO ETF	April 21, 2022
AXS Real Estate Income ETF	April 21, 2022
AXS Revere Sector Opportunity ETF	April 21, 2022
AXS Short De-SPAC Daily ETF	April 21, 2022
AXS Short Innovation Daily ETF	April 21, 2022
AXS SPAC and New Issue ETF	April 21, 2022
AXS TSLA Bear Daily ETF	April 21, 2022
AXS TSLA Bull Daily ETF	April 21, 2022
AXS 1.25X NVDA Bear Daily ETF	April 21, 2022
AXS 1.25X NVDA Bull Daily ETF	April 21, 2022
AXS 2X COP Bear Daily ETF	April 21, 2022
AXS 2X COP Bull Daily ETF	April 21, 2022
AXS 1.25X BA Bear Daily ETF	April 21, 2022
AXS 1.25X BA Bull Daily ETF	April 21, 2022
AXS 1.5X PYPL Bear Daily ETF	April 21, 2022
AXS 1.5X PYPL Bull Daily ETF	April 21, 2022
AXS 1.25X WFC Bear Daily ETF	April 21, 2022

AXS 1.25X WFC Bull Daily ETF	April 21, 2022
AXS 2X PFE Bear Daily ETF	April 21, 2022
AXS 2X PFE Bull Daily ETF	April 21, 2022
AXS 1.5X CRM Bear Daily ETF	April 21, 2022
AXS 1.5X CRM Bull Daily ETF	April 21, 2022
AXS 2X NKE Bear Daily ETF	April 21, 2022
AXS 2X NKE Bull Daily ETF	April 21, 2022
AXS All Terrain ETF	July 20, 2022
AXS Brendan Wood TopGun Index ETF	July 20, 2022
AXS Cannabis ETF	July 20, 2022
AXS Change Finance ESG International ETF	July 20, 2022
AXS Sustainable Alpha ETF	July 20, 2022